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                                                                                               Exhibit 21
                                     THERMO BIOANALYSIS CORPORATION

                                     Subsidiaries of the Registrant

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      At March 1, 1999, the Registrant owned the following companies:

                                                                     STATE OR              REGISTRANT'S
                                                                  JURISDICTION OF      PERCENT OF OWNERSHIP
                                         NAME                      INCORPORATION
-------------------------------------------------------------------------------------------------------------

BioStar, Inc.                                                        Delaware                  100
Data Medical Associates, Inc.                                          Texas                   100
  DMA Latinoamericana S.A. de C.V.                                    Mexico                    50
Denley Instruments Inc.                                           North Carolina               100
Fastighets AB Skrubba                                                 Sweden                   100
DYNEX Technologies spol. s.r.o.                                   Czech Republic               100
DYNEX Technologies (Asia) Inc.                                       Delaware                  100
DYNEX Technologies Inc.                                              Virginia                  100
  DYNEX Technologies GmbH                                             Germany                  100
Hybaid Limited                                                        England                  100
  Hybaid BV                                                         Netherlands                100
Thermo Labsystems B.V.                                              Netherlands                100
Labsystems Inc.                                                      Delaware                  100
Thermo BioAnalysis Japan K.K.                                          Japan                   100
Labsystems OY                                                         Finland                  100
  Biosystems Oy                                                       Finland                  100
  Labsystems (Hong Kong) Limited                                     Hong Kong                  99
  Labsystems BTD                                                       China                 32.50
  Labsystems LHD                                                       China                   100
  Labsystems Lenpipette                                               Russia                    95
  Labsystems Pakistan (Private) Ltd                                  Pakistan                33.50
Labsystems Sweden AB                                                  Sweden                   100
Labsystems (UK) Limited                                               England                  100
Life Sciences International SNC                                       France                   100
  Shandon SA                                                          France                   100
  Shandon (France) SA                                                 France                   100
Shandon Scientific Limited                                        United Kingdom               100
  Anglia Scientific Instruments Limited                           United Kingdom               100
  Shandon Southern Instruments Limited                            United Kingdom               100
  Life Sciences International (Benelux) B.V.                        Netherlands                100
Shandon Inc.                                                       Pennsylvania                100
  E-C Apparatus Corporation                                           Florida                  100
  Whale Scientific Corporation                                       Colorado                  100
  ALKO Diagnostic Corporation                                      Massachusetts               100
TBA Nucleonics Holding Corporation                                   Delaware                  100
Thermo Nucleonics LLC                                                Delaware                   49
TBA Securities Corporation                                         Massachusetts               100
Shandon GmbH                                                          Germany                  100
Thermo BioAnalysis GmbH                                               Germany                  100


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                                                                     STATE OR              REGISTRANT'S
                                                                  JURISDICTION OF      PERCENT OF OWNERSHIP
                                         NAME                      INCORPORATION
-------------------------------------------------------------------------------------------------------------

  Hybaid GmbH                                                         Germany                  100
    Angewandte Gentechnologie Systems GmbH                            Germany                  100
  Labsystems GmbH                                                     Germany                  100
  Thermo LabSystems Vertriebs GmbH                                    Germany                  100
Thermo BioAnalysis (Guernsey) Ltd.                                Channel Islands              100
Thermo BioAnalysis Holdings, Limited                              United Kingdom               100
  Thermo Fast U.K. Limited                                        United Kingdom               100
  Dynex Technologies Limited                                      United Kingdom               100
  Thermo BioAnalysis Limited                                      United Kingdom               100
  Thermo LabSystems Limited                                       United Kingdom               100
Thermo BioAnalysis S.A.                                               France                   100
  Thermo LabSystems S.A.R.L.                                          France                   100
  Labsystems S.A.R.L.                                                 France                   100
Thermo LabSystems (Australia) Pty Limited                            Australia                 100
Thermo LabSystems Inc.                                             Massachusetts               100
BioAnalysis LabSystems, S.A.                                          Spain                    100
Trace Scientific Limited                                             Australia                 100
  Trace BioSciences Ltd.                                             Australia                 100
  Trace BioSciences NZ Limited                                      New Zealand                 99
  Trace America, Inc.                                                 Florida                  100
  Herbos Dijaganosticka                                               Croatia                   50
  Shanghai Long March Chiron Trace Medical Science Co. Ltd.            China                    22

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